EXHIBIT 10.3

SECOND AMENDMENT TO

THE STB BEAUTY, INC. 2004 EQUITY INCENTIVE PLAN

                THIS SECOND AMENDMENT TO THE STB BEAUTY, INC. 2004 EQUITY INCENTIVE PLAN (this “Amendment”), dated as of December 13, 2005, is made and adopted by STB BEAUTY, INC., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

                WHEREAS, the Company maintains the STB Beauty, Inc. 2004 Equity Incentive Plan (the “Plan”);

                WHEREAS, the Company desires to amend the Plan as set forth below;

                WHEREAS, pursuant to Section 12 of the Plan, the Plan may be amended by the Board of Directors of the Company; and

                WHEREAS, the Board of Directors of the Company has approved this Amendment pursuant to resolutions adopted effective December 13, 2005.

                NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.                                       The following paragraph is hereby added to the end of Section 2 of the Plan:

“The Board or the Committee may, but need not, from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or administer Awards to participants in the Plan other than (a) executive officers of the Company (including executive officers who are subject to Section 16 of the Exchange Act), (b) (1) employees who are at the date of grant “covered employees,” within the meaning of Section 162(m) of the Code or who are expected to be “covered employees” at the time of recognition of income resulting from such Award or (2) persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) officers of the Company (or members of the Board) to whom authority to grant or administer Awards has been delegated hereunder.  Any delegation pursuant to this paragraph shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Board or the Committee, as applicable.  At all times, any committee appointed under this paragraph shall serve in such capacity at the pleasure of the Board or the Committee, as applicable.”

2.             This Amendment shall be and is hereby incorporated in and forms a part of the Plan.  All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.  The Plan, as amended by this Amendment, is hereby ratified and confirmed.

                I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of STB Beauty, Inc. on December 13, 2005.

By:	/s/ Myles McCormick
Name: Myles McCormick
Title: Secretary